Exhibit 10.71

FIRST AMENDMENT TO LOAN AGREEMENT
This FIRST AMENDMENT TO LOAN AGREEMENT (this “Amendment”) is made as of June 18, 2014 (the “Effective Date”) by and among GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation (together with its successors and assigns, “Lender”), W2007 EQUITY INNS REALTY, LLC, a Delaware limited liability company (together with its permitted successors and assigns, “LLC Borrower”) and W2007 EQUITY INNS REALTY, L.P., a Delaware limited partnership (together with its permitted successors and assigns, “LP Borrower”). LLC Borrower and LP Borrower may be referred to herein, individually or collectively, as the context may require as determined by Lender, as “Borrower”.
RECITALS:
WHEREAS, Borrower and Lender are parties to that certain Loan Agreement, dated as of April 11, 2014 (the “Loan Agreement”), pursuant to which Lender agreed, subject to the terms and conditions set forth in the Loan Agreement, to make a loan to Borrower in the original principal amount of $865,000,000.00 (“Loan”), as provided in the Loan Agreement. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Loan Agreement.
WHEREAS, the parties to the Loan Agreement desire to amend the Loan Agreement as set forth hereinbelow in order to (i) revise the Component amounts and the Component Spreads and (ii) correct certain typographical errors contained therein.
NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises of the parties hereto, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties mutually agree as follows:
AGREEMENT
1.    Amendments to Loan Agreement. The following amendments shall be made to the Loan Agreement, effective as of the Effective Date:
(a)    The following definition set forth in Section 1.1 of the Loan Agreement shall be amended and restated as follows:
““Component Spread” shall mean, (a) with respect to Component A, 0.9327000% per annum; (b) with respect to Component B, 1.2827000% per annum; (c) with respect to Component C, 1.6827000% per annum; (d) with respect to Component D, 4.2267800% per annum; (e) with respect to Component E, 5.3267800% per annum and (f) with respect to Component F, 5.7767800% per annum.”

(b)    Section 2.1.2 of the Loan Agreement shall be amended and restated as follows:
“2.1.2. Components of the Loan. For purposes of the computation of the interest accrued on the Loan from time to time and certain other computations set forth herein, the Loan shall be divided into multiple components designated as “Component A”, “Component B”, “Component C”, “Component D”, “Component E” and “Component F”. The following table sets forth the initial principal amount of each such Component.

Component	Initial Principal Amount

Component A	$271,878,000.00
Component B	$101,421,000.00
Component C	$66,000,000.00
Component D	$120,769,000.00
Component E	$167,658,000.00
Component F	$137,274,000.00”
(c)    Schedule I-M1 of the Loan Agreement shall be amended by changing the Original Mezzanine Allocated Loan Amount for the Individual Property commonly known as Hampton Inn West Palm Beach Florida Turnpike from 1,523,631 to 1,523,621.
(d)    The first sentence of paragraph (o) of Schedule V of the Loan Agreement shall be amended by replacing the first word of such sentence (“With”) with the following:
“Each Borrower has been and shall be a Delaware limited liability company or a Delaware limited partnership, and with”
2.    Effect Upon Loan Documents.
(a)    The Loan Agreement and the other Loan Documents shall remain in full force and effect and, except as specifically set forth herein, shall remain unmodified. The provisions of this Amendment shall be subject to the provisions of Section 10.1 of the Loan Agreement, which provisions are incorporated by reference as if herein set forth in full. All references to “Loan Agreement” in the Loan Documents shall mean and refer to the Loan Agreement as modified and amended hereby.
(b)    The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Lender under the Loan Documents, or any other document, instrument or agreement executed and/or delivered in connection therewith.
3.    Governing Law. IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AMENDMENT AND THE OBLIGATIONS ARISING HEREUNDER

SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND

PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AMENDMENT AND THE NOTE, AND THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.
4.    Parties Bound/Execution. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, permitted assigns, heirs and legal representatives. Each party represents that any individual executing this Amendment on behalf of such party has the authority to so act on behalf of such party.
5.    Invalid Provision. If any provision of this Amendment is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of the Amendment, such provision shall be fully severable and this Amendment shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Amendment and the remaining provisions of this Amendment shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Amendment, unless such continued effectiveness of this Amendment, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein.
6.    Counterparts. This Amendment may be executed in any number of counterparts, and all such counterparts shall together constitute the same agreement.
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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first set forth above.
LENDER:
GERMAN AMERICAN CAPITAL CORPORATION,
a Maryland corporation
By: /s/ David Goodman
Name: David Goodman
Title: Director
By: /s/ William Moyer
Name: William Moyer
Title: Director
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BORROWER:
W2007 EQUITY INNS REALTY, LLC.
a Delaware limited liability company

By:	WNT Mezz I. LLC. a Delaware limited liability company, its Managing Member
By: /s/ Todd Giannoble
Name: Todd Giannoble
Title: President & Manager
W2007 EQUITY INNS REALTY, L.P.,
a Delaware limited partnership

By:	W2007 Equity Inns Realty Gen-Par. LLC, a Delaware limited liability company, its General Partner
By: /s/ Todd Giannoble
Name: Todd Giannoble
Title: President & Manager